UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-208275
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-84362
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-50944
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-46719
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-45167
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-39647

UNDER THE SECURITIES ACT OF 1933

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-2802192
(State of incorporation)	(IRS Employer Identification No.)
935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices)

Trimble Navigation Limited Savings and Retirement Plan
(Full Title of the Plan)

James A. Kirkland Senior Vice President, General Counsel Trimble Inc. 935 Stewart Drive Sunnyvale, California 94085 (Name and address of agent for service)	Copy to: Thomas J. Ivey Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Suite 1100 Palo Alto, California 94301

(408) 481-8000 (Telephone number of agent for service)	(650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☐
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments related to the following Registration Statements on Form S-8 filed by Registrant (collectively, the “Registration Statements”), are being filed to withdraw and remove from registration the shares of Registrant’s common stock, no par value per share (“Common Stock”) that had been registered under such Registration Statements, together with any and all plan interests and other securities registered thereunder:

1.Registration Statement (File No. 333-208725), filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2015, registering 500,000 shares of Common Stock under the Trimble Navigation Limited Savings and Retirement Plan (the “401(k) Plan”);
2.Registration Statement (File No. 33-84362), filed with the SEC on September 23, 1994, registering 75,000 shares of Common Stock under the 401(k) Plan;
3.Registration Statement (File No. 33-50944), filed with the SEC on August 17, 1992, registering 75,000 shares of Common Stock under the 401(k) Plan;
4.Registration Statement (File No. 33-46719), filed with the SEC on April 1, 1992, registering 12,962 shares of Common Stock under the 401(k) Plan;
5.Registration Statement (File No. 33-45167), filed with the SEC on January 21, 1992, registering 37,038 shares of Common Stock under the 401(k) Plan; and
6.Registration Statement (File No. 33-39647), filed with the SEC on April 2, 1991, registering 50,000 shares of Common Stock under the 401(k) Plan.
The Company is no longer issuing securities under the Plan. These Post-Effective Amendments to the Registration Statements are being filed in order to deregister all shares of Common Stock that were registered under the Registration Statements and remain unissued under the Plan as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 24, 2021.

TRIMBLE INC. (Registrant)

By:	/s/ JAMES A. KIRKLAND
James A. Kirkland
Senior Vice President, General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.